Exhibit 99.1

Contact: Daniel Molinaro

281-823-4941

NOW Inc. Announces Second Quarter 2016 Results

HOUSTON, TX, August 3, 2016 - NOW Inc. (NYSE: DNOW) reported for its second quarter ended June 30, 2016 a net loss of $44 million, or $(0.40) per fully diluted share, compared to net loss of $19 million, or $(0.18) per fully diluted share in the same period of 2015. Other costs had a net zero impact on net loss and diluted earnings per share for the three months ended June 30, 2016. Other costs in the second quarter of 2016 included $3 million in acquisition-related and severance charges and a net $3 million after-tax benefit related to a deferred tax asset valuation allowance release.

The Company’s revenues for the second quarter of 2016 were $501 million, a decrease of nine percent from the first quarter of 2016.

Cash flows from operating activities were $66 million for the second quarter of 2016 compared to $94 million for the same period of 2015.

On June 1, 2016 the Company completed its acquisition of Power Service, a distributor of original equipment manufacturer parts including pumps, generator sets, air compressors and blowers and a fabricator of custom lease automatic custody transfer (LACT) units, vapor recovery units, ASME code vessels, water production skids and turnkey tank battery solutions serving the upstream, midstream and downstream oil and gas markets.

Robert Workman, President and CEO of NOW Inc., remarked “Oil prices surged in the second quarter compared to the first, generating an uptick in rig activity during the back half of the quarter. However, the market remains uncertain as oil prices have since retreated back into the $40 range. Despite these mixed signals, we remain focused on removing costs from our customers’ supply chain, tightly managing our healthy balance sheet and diligently integrating recent acquisitions.”

United States

Second quarter revenues for the United States were $337 million, down six percent from the first quarter of 2016, or down 8 percent when ignoring the favorable impact of acquisitions, amid 24 percent fewer rigs being active. Revenues decreased 32 percent from the second quarter of 2015, or 41 percent when excluding acquisitions, significantly outpacing the United States rig count decline of 54 percent in the same period.

Canada

Canada revenues were $55 million, down 13 percent compared to the first quarter of 2016 and down 38 percent from the second quarter of 2015. These declines were driven by historically low levels of operating activity, where Canada rig counts dropped 70 percent sequentially and 51 percent from the second quarter of 2015.

International

International operations generated second quarter revenues of $109 million, down 15 percent from the first quarter of 2016 and down 34 percent from the second quarter of 2015, versus international rig count declines of seven percent and 19 percent, respectively. The year over year revenues contributed from acquisitions, approximately $20 million, were outweighed by the continued deterioration in offshore market activity and a sustained customer focus on cannibalizing excess inventory.

The Company has scheduled a conference call for August 3, 2016, at 8:00 a.m. Central Time to discuss second quarter 2016 results. The call will be broadcast through the Investor Relations link on NOW Inc.’s web site at www.distributionnow.com, on a listen-only basis. Prior to the beginning of the call a supplemental presentation titled “NOW Inc. (DNOW) Second Quarter 2016 Review & Key Takeaways” will be available on the Company’s Investor Relations section of the website. A replay of the call will be available on the site for thirty days following the conference call. Participants may also join the conference call by dialing 1-800-446-1671 within North America or 1-847-413-3362 outside of North America five to ten minutes prior to the scheduled start time and asking for the “NOW Inc. Earnings Conference Call” or the “DistributionNOW Earnings Conference Call.”

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW Inc. operates primarily under the DistributionNOW and Wilson Export brands. Through its network of more than 300 locations and approximately 4,600 employees worldwide, NOW Inc. offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	June 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$136	$90
Receivables, net	354	485
Inventories, net	589	693
Prepaid and other current assets	29	24

Total current assets	1,108	1,292
Property, plant and equipment, net	161	165
Deferred income taxes	4	4
Goodwill	334	205
Intangibles, net	201	161
Other assets	6	5

Total assets	1,814	1,832

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$205	$211
Accrued liabilities	96	94
Other current liabilities	3	2

Total current liabilities	304	307
Long-term debt	$180	$108
Deferred income taxes	6	11
Other long-term liabilities	2	3

Total liabilities	492	429
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 107,473,952 and 107,219,138 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	1	1
Additional paid-in capital	1,991	1,980
Accumulated deficit	(551)	(444)
Accumulated other comprehensive loss	(119)	(134)

Total stockholders’ equity	1,322	1,403

Total liabilities and stockholders’ equity	$1,814	$1,832

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015
Revenue	$501	$750	$548	$1,049	$1,613
Operating expenses:
Cost of products	418	626	461	879	1,334
Warehousing, selling and administrative	140	151	152	292	314

Operating loss	(57)	(27)	(65)	(122)	(35)
Other expense	(2)	(2)	(2)	(4)	(6)

Loss before income taxes	(59)	(29)	(67)	(126)	(41)
Income tax benefit	(15)	(10)	(4)	(19)	(12)

Net loss	$(44)	$(19)	$(63)	$(107)	$(29)

Loss per share:
Basic loss per common share	$(0.40)	$(0.18)	$(0.59)	$(0.99)	$(0.27)

Diluted loss per common share	$(0.40)	$(0.18)	$(0.59)	$(0.99)	$(0.27)

Weighted-average common shares outstanding, basic	107	107	107	107	107

Weighted-average common shares outstanding, diluted	107	107	107	107	107

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015
Revenue:
United States	$337	$496	$357	$694	$1,097
Canada	55	89	63	118	205
International	109	165	128	237	311

Total revenue	$501	$750	$548	$1,049	$1,613

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET LOSS TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015
GAAP net loss (1)	$(44)	$(19)	$(63)	$(107)	$(29)
Interest, net	1	—	—	1	—
Income tax benefit	(15)	(10)	(4)	(19)	(12)
Depreciation and amortization	13	9	12	25	16
Other costs (2)	3	3	4	7	12

EBITDA excluding other costs	$(42)	$(17)	$(51)	$(93)	$(13)

EBITDA % excluding other costs (3)	(8.4%)	(2.3%)	(9.3%)	(8.9%)	(0.8%)

NET LOSS TO NON-GAAP NET LOSS EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015
GAAP net loss (1)	$(44)	$(19)	$(63)	$(107)	$(29)
Other costs, net of tax (4)	—	2	25	25	9

Net loss excluding other costs	$(44)	$(17)	$(38)	$(82)	$(20)

DILUTED LOSS PER SHARE TO NON-GAAP DILUTED LOSS PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015
GAAP diluted loss per share (1)	$(0.40)	$(0.18)	$(0.59)	$(0.99)	$(0.27)
Other costs, net of tax (4)	—	0.02	0.24	0.23	0.09

Diluted loss per share excluding other costs (5)	$(0.40)	$(0.16)	$(0.35)	$(0.76)	$(0.18)

(1)	In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net loss excluding other costs and (iii) diluted loss per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.
(2)	Other costs primarily includes the transaction costs associated with acquisitions, including the cost of inventory that was stepped up to fair value during purchase accounting related to acquisitions, and severance expenses which are included in operating loss.
(3)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(4)	Other costs, net of tax, for the three and six months ended June 30, 2016 and 2015 included $3 million benefit, $20 million expense, nil and nil, respectively, for deferred tax asset valuation allowance; as well as, $3 million, $5 million, $2 million and $9 million, after tax, respectively, in transaction costs associated with acquisitions, including the cost of inventory that was stepped up to fair value during purchase accounting related to acquisitions, and severance expenses which are included in operating loss. Other costs, net of tax, was less than $1 million for the three months ended June 30, 2016.
(5)	Per share amounts may not foot due to rounding.